UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2016

Fairway Group Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35880	20-5942788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2284 12th Avenue

New York, New York 10027
(Address of Principal Executive Offices)

(646) 616-8000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

In connection with the voluntary petitions (the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) filed by Fairway Group Holdings Corp. (the “Company”) and all of its subsidiaries (other than Fairway Lake Grove LLC) (collectively, the “Debtors”), on May 2, 2016 (the “Petition Date”) to pursue a pre-packaged chapter 11 plan of reorganization (the “Plan”), the Company filed a motion seeking Bankruptcy Court approval of super-priority senior secured debtor-in-possession financing on the terms set forth in a commitment letter and related term sheet provided by the certain of the DIP Lenders (as defined below).  On May 5, 2016, the Bankruptcy Court entered an order approving, on an interim basis, the financing to be provided pursuant to the DIP Credit Facility (as defined below) (the “Interim Order”) and the Company and Fairway Group Acquisition Company, as borrower (the “DIP Borrower”), entered into a Senior Secured Priming and Superpriority Debtor-in-Possession Credit Facility (the “DIP Credit Facility”) with the lenders party thereto (the “DIP Lenders”), and Credit Suisse AG, as administrative and collateral agent in connection with the Dip Credit Facility (the “DIP Agent”).

Pursuant to the terms of the DIP Credit Facility, the DIP Lenders have agreed to make available to the DIP Borrower (i) a term loan facility in an aggregate principal amount not to exceed $55 million and (ii) a letter of credit facility available for the issuance of letters of credit (“DIP LCs”) in an aggregate principal amount not to exceed $30,611,941.  The Company and the DIP Borrower’s subsidiaries have guaranteed on a super-priority senior secured basis the DIP Borrower’s obligations under the DIP Credit Facility.

The proceeds of the DIP Credit Facility will be used: (i) for the payment of prepetition amounts as authorized by the Bankruptcy Court pursuant to orders approving the first day motions filed by the Company; (ii) in accordance with the terms of the DIP Credit Facility and the Bankruptcy Court orders (a) for the payment of working capital and other general corporate needs of the Company in the ordinary course of business, and (b) for the payment of chapter 11 expenses, including allowed professional fees, costs and expenses for advisors, consultants, counsel and other professionals retained by the DIP Borrower; (iii) to pay fees and expenses related to the DIP Credit Facility; and (iv) for the replacement of the existing letters of credit of the Company. The Company has secured a commitment from its DIP Lenders to convert the DIP Credit Facility to an exit facility upon consummation of the Plan.

The maturity date of the DIP Credit Facility is the earliest of (i) July 29, 2016, (ii) the consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code, (iii) if the final order approving the DIP Credit Facility has not been entered, the date that is forty-five (45) calendar days after the Petition Date, (iv) the date the obligations under the DIP Credit Facility are accelerated pursuant to the terms of the DIP Credit Facility and (v) the effective date of the Plan (any such date, the “DIP Termination Date”).  Principal of, and accrued interest on, the DIP loans and all other amounts owing to the DIP Agent and/or the DIP Lenders under the DIP Credit Facility shall be payable on the DIP Termination Date.

Borrowings under the DIP Credit Facility bear interest at an interest rate per annum equal to LIBOR plus 8.00%, subject to a 1.00% LIBOR floor. The Company has agreed to pay the following fees: (i) to each DIP Lender a commitment fee equal to 2% of its entire term loan commitment, payable in the form of original issue discount on each borrowing of term loans at the time it is funded, (ii) to each DIP Lender that executed the commitment letter prior to the Petition Date a backstop fee equal to 2% of its entire term loan commitment, payable in the form of original issue discount on each borrowing of term loans at the time it is funded, (iii) subject to approval of the Bankruptcy Court, to each DIP Lender an exit fee equal to its pro rata share of 10% of the reorganized Company’s common stock being issued on the date the Debtors exit bankruptcy, and (iv) to the DIP Agent an administrative agency fee of $50,000 and an arrangement fee equal to 0.5% of the term loan commitment, which arrangement fee is payable on each borrowing of term loans at the time it is funded.

With respect to any DIP LCs the DIP Borrower will pay: (a) to the applicable LC Issuer a 0.25% per annum fronting fee payable on the daily issued but undrawn amount of all outstanding DIP LCs issued by such LC Issuer; (b) a 4.00% per annum issuance fee to DIP Lenders with reimbursement obligations under the DIP Credit Facility payable quarterly on the daily issued but undrawn amount of all outstanding DIP LCs; and (c) the applicable LC Issuer’s customary and reasonable fees and charges in connection with all amendments, extensions, draws and other actions with respect to the DIP LCs issued by such LC Issuer. In addition, the Borrower will pay a commitment fee of 1.00% per annum of the unutilized portion of the letter of credit portion of the DIP Credit Facility.

On May 5, 2016, the Bankruptcy Court approved the borrowing by the Company of $15,000,000 under the DIP Credit Facility.  The remaining $40,000,000 available for borrowing under the DIP Credit Facility may be borrowed following Bankruptcy Court entry of a final order approving the DIP Credit Facility.

The foregoing description of the DIP Credit Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2016, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that as a result of the Company’s filing under the Bankruptcy Code trading of the Company’s Class A Common Stock will be suspended from Nasdaq at the opening of business on May 16, 2016, and the Company’s Class A Common Stock will no longer be listed and registered on Nasdaq.  The Notice stated that Nasdaq’s determination was based on the following factors:

•                  The bankruptcy filing and associated public interest concerns raised by it;

•                  Concerns regarding the residual equity interest of the existing listed securities holders; and

•                  Concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.  On January 7, 2016, Nasdaq also notified the Company that it had failed to maintain compliance with the minimum $1 bid price requirement and provided the Company until July 5, 2016 to demonstrate compliance. Additionally, on February 11, 2016, Nasdaq notified the Company that it had failed to maintain compliance with the $15 million minimum market value of publicly held shares requirement of its listed securities and provided the Company until August 9, 2016 to demonstrate compliance.

The Company does not intend to take any action to appeal Nasdaq’s decision.  The Company’s Class A Common Stock may be quoted on the OTC Bulletin Board or in the “Pink Sheets”, although there can be no assurance.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibit filed herewith that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties.  The ability of the Company to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made.  The Company anticipates that subsequent events and developments may cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2015, which was filed with the Securities and Exchange Commission on May 26, 2015, under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as well as subsequent reports on Form 10-Q. Additional risks include, but are not limited, those associated with the Company’s reorganization, including the ability of the Company to implement its plan of reorganization in Bankruptcy Court.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1                        Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated as of May 5, 2016, among Fairway Group Acquisition Company, a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Fairway Group Holdings Corp., a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairway Group Holdings Corp.

May 10, 2016	By:	/s/ Edward C. Arditte
	Name:	Edward C. Arditte
	Title:	Co-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement dated as of May 5, 2016, among Fairway Group Acquisition Company, a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Fairway Group Holdings Corp., a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral agent for the Lenders.